EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-88542 and 333-125193 on Form S-3, Registration Statement No. 333-129088 on Form S-4, and Registration Nos. 333-51316 (as amended by Post-Effective amendment No. 1), 333-64076 (as amended by Post-Effective Amendment No. 1), 333-97871, 333-104855, 333-114682, and 333-122232 on Form S-8 of our reports dated October 25, 2007, relating to the consolidated financial statements of Monsanto Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Benefit Plans — an amendment of FASB Statements No. 87, 88, 106 and 132 (R), Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations — an interpretation of FASB Statement No. 143, and Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment, effective August 31, 2007, August 31, 2006, and September 1, 2005, respectively), and the effectiveness of Monsanto Company’s internal control over financial reporting, appearing in this annual report on Form 10-K of Monsanto Company for the year ended August 31, 2007.
/s/ DELOITTE & TOUCHE LLP
St. Louis, Missouri
October 25, 2007